UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2010

MIDDLEBROOK PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-50414	52-2208264
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100, Westlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 837-1200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 20, 2010, James H. Cavanaugh, Ph.D. and Harold R. Werner resigned from their positions as members of the board of directors (the “Board”) of MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook” or the “Company”). In addition, on March 22, 2010, Martin A. Vogelbaum resigned from his position as a member of the Board. There were no disagreements between Dr. Cavanaugh, Mr. Vogelbaum or Mr. Werner and the Company.

The Board appointed new members to its Compensation Committee and Nominating and Governance Committee on March 23, 2010 to fill the vacancies created by the resignations. The Board appointed Richard W. Dugan, an existing independent member of the Board, as a member of the Company’s Compensation Committee to fill the vacancy created by Mr. Vogelbaum’s resignation. The Board appointed Mark R. Sotir and William C. Pate, also existing independent Board members, to the Nominating and Governance Committee to fill the vacancies created by the resignations of Dr. Cavanaugh and Mr. Werner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.

Date: March 23, 2010	By:	/s/ David Becker

David Becker
Executive Vice President and Chief Financial Officer and Acting President and Chief Executive Officer